PERSONAL GUARANTY OF SECURITIES PURCHASE AGREEMENT

Global Digital Solutions, Inc. (GDSI) (The "Payor"), a New Jersey Corporation with an address at 6220 Main Ave. #2, Orangevale, CA 95662, and GS Capital Partners, LLC, a Delaware Limited Liability Company with an address of 110 Wall St., Suite 5-070, New York, NY 10005 (the "Payee'), entered into a Securities Purchase Agreement (the "SPA") and Original Issue Discount Secured Promissory Note (the "Note," and together with the SPA, the "Transaction Documents") dated as of June 4, 2018, copies of which is annexed hereto and made a part hereof as Exhibit "A" and Exhibit "B," respectively.

1. Obligation. Whereas the Payor is duly indebted to the Payee in the aggregate principal amount of $300,000.00. In order to induce the Payee to enter into the Transaction Documents with the Payor and for other good and valuable consideration, William Delgado, an individual residing at 398 Tall Grass Court, Folsom, CA, 95630 (the "Guarantor'), hereby unconditionally guarantees to the Payee, its successors and assigns, and to every subsequent holder of the Transaction Documents, regardless of the genuineness, validity, regularity or enforceability thereof, or of the obligation evidenced thereby, and regardless of any other circumstance, that all obligations of the Payor pursuant to the Transaction Documents shall be promptly fulfilled and said sums as may be due paid in full, in accordance with the provisions of the Transaction Documents, whether at maturity, by acceleration or otherwise, and, in the event of any extension of time of payment or renewal in whole or part, and all obligations pursuant to the Transaction Documents shall be timely fulfilled and all sums which may be due shall be promptly paid when due according to such extension or extensions or renewal. This guaranty shall not be affected by any bankruptcy or insolvency of the Payor and the Guarantor acknowledges and agrees that (A) the obligations of the Guarantor pursuant to this Guaranty may be enforceable by the Payee in its sole and absolute discretion, independent of any enforcement of the Transaction Documents, (B) legal action by the Payee against the Payor shall not be a prerequisite to the enforcement of this Guaranty, and (C) the Payee may allow the Payor to be in default, may extend time for payment or other performance by the Payor, or otherwise waive, extend or excuse performance by the Payor without releasing the Guarantor.

2. Consent. The Guarantor hereby consents that at any time without notice to him, payment of any sums pursuant to the Transaction Documents may be extended, or the Transaction Documents may be renewed in whole or in part, or any party to this Transaction Documents may be released, and that any of the acts mentioned in the Transaction Documents may be done, without affecting the continuing and absolute liability of the Guarantor.

3. Expenses. In addition to the amount guaranteed hereunder, the Guarantor agrees to pay or otherwise reimburse to Payee all legal fees, costs and expenses incurred by Payee in any manner in connection with this Personal Guaranty, including, but not limited to, any administration, negotiations, disputes, litigation or collection of this Personal Guaranty, whether or not any legal action has been commenced, within ten (10) business days after the demand of the Payee, pursuant to the terms and conditions of this Personal Guaranty and agrees to pay interest upon any such amounts at the default interest rate of eighteen (18%) percent from the date paid or incurred by Payee until such expenses are actually paid by the Payor. The Guarantor shall further pay any and all fees and expenses of any legal counsel selected by the Payee to represent it with

respect to this Personal Guaranty, or the Transaction Documents. The obligation set forth in this Article "2" of this Personal Guaranty shall be binding upon Guarantor regardless of whether or not an action has been commenced is ever commenced.

4. Waiver. The Guarantor hereby waives presentment, demand for payment by the maker or anyone else, protest and notice of non-payment, dishonor, or protest of the Transaction Documents, and all other notices and demands.

5. Irrevocable Guaranty. The commitments of Guarantor under this Guaranty shall be unconditional and irrevocable, irrespective of any defenses, set-offs, claims or counterclaims, whether legal or equitable, available to the Payor, or to it or any other person or entity affiliated with it or against the enforcement of this Guaranty, including but not limited to, any such defenses, set-offs, equities, claims, counterclaims, or others legal or equitable, claims, including, but not limited to, the statute of limitations, which may arise out of the Transaction Documents, the obligation of the Payor to make all payments due pursuant to the Transaction Documents as the case may be, or in the ordinary course of dealings between Payor and Payee and any representatives or affiliates thereof, and any such defenses, set-offs, equities, counterclaims or other, legal or equitable remedies, available to Guarantor, or any entity affiliated with Payor, whether known or unknown, arising out of this Guaranty, the administration of this Guaranty are hereby forever waived, released and discharged.

6. Notices. Any notice or other communication required or permitted hereunder shall be sufficiently given if sent by certified mail, postage prepaid return receipt requested addressed as follows: To the Payee:

GS Capital Partners, LLC
110 Wall Street, Suite 5-070
New York, NY 10005

To the Payor:

GDSI
6220 Main Ave. #2
Orangevale, CA 95662

To the Guarantor:

William Delgado
398 Tall Grass court
Folsom, CA 95630

Both with copy to:

Brinen & Associates, LLC
90 Broad Street, Second Floor
New York, New York 10004

7. Governing Law. This Personal Guaranty shall in all respects be construed, governed, applied and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed therein, without giving effect to the principles of conflicts of law. The parties hereby consent to and irrevocably and exclusively submit to personal jurisdiction over each of them by the courts of the State of New York in any action or proceeding, irrevocably waive trial by jury and personal service of any and all process and specifically consent that in any such action or proceeding, any service of process may be effectuated upon any of them by certified mail, return receipt requested, in accordance with Article "5" of this Personal Guaranty, as if personal service were made upon Guarantor.

8. Termination. This Personal Guaranty shall terminate when all obligations of the Payor pursuant to the Transaction Documents have been satisfied in full.

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William Delgado

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GS Capital Partners, LLC

Exhibit A

Exhibit B